Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
310-536-2420

JOSEPH SCHOHL JOINS DAVITA

El Segundo, CA, November 18, 2004, DaVita Inc. (NYSE: DVA) announced today that Joseph Schohl, 36, has joined DaVita as Vice President, General Counsel and Corporate Secretary.

Joseph Schohl most recently acted as counsel to Baxter Healthcare Corporation, where he served in a variety of legal positions since 1998. Prior to joining Baxter, he was an attorney at the law firms of Sidley Austin Brown & Wood and Milbank, Tweed, Hadley & McCloy. Joe earned a BA from University of Illinois, a JD from Columbia University, and an MBA from Kellogg School of Management at Northwestern University.

Kent Thiry, DaVita Chairman and CEO, stated, “Joe brings a wealth of executive and legal experience to DaVita. We look forward to the contributions he will make to our legal and management teams.”

DaVita is a leading provider of dialysis services for patients suffering from chronic kidney failure. The Company operates and provides administrative services to kidney dialysis centers and home peritoneal dialysis programs domestically in 37 states, as well as Washington, D.C. As of September 30, 2004, DaVita operates or provides administrative services to 636 outpatient facilities serving 53,000 patients.